Exhibit 99.1

August 14, 2024 08:30 AM Eastern Daylight Time

Air Industries Group Reports Three and Six Months 2024 Financial Results and
Reaffirms Fiscal 2024 Business Outlook

BAY SHORE, N.Y.--(BUSINESS WIRE)-- Air Industries Group (“Air Industries”) (NYSE American: AIRI), a leading manufacturer of precision components and assemblies for large aerospace and defense prime contractors, today reported earnings results for the second quarter and six months 2024 along with an update of its 2024 business outlook.

“Our second quarter reflected strength across our business,” said Lou Melluzzo, CEO of Air Industries Group. “For the three months, revenues increased by 2.8% compared to the prior year, but gross profit and gross margin on sales improved dramatically. Gross profit for the second quarter increased by $474,000 or nearly 22% compared to 2023. With two quarters under our belt, 2024 is on track to be a year of significant growth.

“Net income for the second quarter was $298,000, or $0.09 a share, an improvement of nearly $700,000 from a loss of ($0.12) per share in 2023.

“Adjusted EBITDA (as defined below) for the three months was $1,413,000, an increase of $452,000, or more than 47% compared to 2023.”

Second Quarter 2024 Financial Results

	Second Quarter June (Unaudited)
	2024	2023
Net Sales	$13,572,000	$13,205,000
Cost of Sales	10,928,000	11,035,000
Gross Profit	2,644,000	2,170,000
Gross Margin	19.5%	16.4%

Operating Expense	1,892,000	2,098,000
Operating Income	752,000	72,000

Interest Expense	(474,000)	(500,000)
Other Income (net)	20,000	13,000
Income (Loss) before Income Taxes	298,000	(395,000)
Income Taxes	-	-
Net Income (Loss)	$298,000	$(395,000)

Net Income (Loss) per Share	$0.09	$(0.12)

Reconciliation of EBITDA To GAAP
Net Income (Loss)	$298,000	$(395,000)
Interest Expense	474,000	500,000
Depreciation	574,000	615,000
Amortization	17,000	-
Stock Compensation	50,000	241,000
Adjusted EBITDA	$1,413,000	$961,000

All Amounts are Unaudited.

Six Months 2024 Financial Results

Lou Melluzzo, CEO of Air Industries Group continued, “For the six months, revenues increased by 7.3% compared to the prior year, and the increase in gross profit outpaced the growth in sales. Gross profit for the six months increased by nearly $500,000, or 12.3% compared to 2023.

“Operating Income for the six months was $493,000 compared to a loss in 2023.

“Net loss for the first half of 2024 was ($408,000) an improvement of more than $600,000 compared to 2023.

“Adjusted EBITDA (as defined below) for the six months was $1,775,000 an increase of $236,000 or more than 15% compared to 2023”.

	Six Months June (Unaudited)
	2024	2023
Net Sales	$27,633,000	$25,754,000
Cost of Sales	23,083,000	21,704,000
Gross Profit	4,550,000	4,050,000
Gross Margin	16.5%	15.7%

Operating Expense	4,057,000	4,136,000
Operating Income	493,000	(86,000)

Interest Expense	(936,000)	(956,000)
Other Income (net)	35,000	29,000
Income (Loss) before Income Taxes	(408,000)	(1,013,000)
Income Taxes	-	-
Net Income (Loss)	$(408,000)	$(1,013,000)

Net Income (Loss) per Share	$(0.12)	$(0.31)

Reconciliation of EBITDA To GAAP
Net Income (Loss)	$(408,000)	$(1,013,000)
Interest Expense	936,000	956,000
Depreciation	1,101,000	1,239,000
Amortization	34,000	17,000
Stock Compensation	112,000	340,000
Adjusted EBITDA	$1,775,000	$1,539,000

All Amounts are Unaudited.

2024 Business Outlook and Items of Note:

●	Although it remains difficult to predict the timing of orders, raw materials, and delivery times for finished products, the Company reaffirms a target of net sales for fiscal 2024 to be at least $50.0 million, with Adjusted EBITDA in 2024 being significantly better than in 2023. Revenues for the second half of 2024 are expected to equal or exceed the amounts achieved in the first half of 2024.

●	Backlog, which represents the value of all undelivered funded orders received, increased from March 31, 2024 to just over $100 million as of June 30, 2024.

●	The book-to-bill ratio, which is bookings divided by net sales was greater than 1.20 to 1.00 for the trailing twelve months ended June 30, 2024.

●	We continue to invest to increase production efficiency, and to expand our manufacturing capabilities. To this end, we have completed the rebuild and modernization of three major pieces of equipment at a cost of approximately $1,000,000.

●	As of June 30, 2024, total indebtedness was $24,939,000, increasing $1,629,000 or 7.0% from December 31, 2023. The increase resulted from:

o	An increase of $507,000 for a bank loan covering the installation of solar panels at Sterling Engineering.

o	Total increases of $898,000 in the Webster Bank term and revolving loans coincident with the recent amendment of June 3, 2024.

o	A new capital lease for $225,000 for a new Coordinate Measuring Machine (CMM).

Air Industries is in compliance with all Webster Bank covenants as of June 30, 2024 and expects to remain in compliance for the balance of the year.

Conference Call Information

As previously announced, the Company will host a conference call to discuss financial results as well as its 2024 business outlook. The call is scheduled for today, August 14, 2024, at 4:30PM Eastern Time.

The conference call number is 877-524-8416 and will be made available for replay at www.airindustriesgroup.com.

ABOUT AIR INDUSTRIES GROUP

Air Industries Group is a leading manufacturer of precision components and assemblies for large aerospace and defense prime contractors. Its products include landing gears, flight controls, engine mounts and components for aircraft jet engines, ground turbines and other complex machines. Whether it is a small individual component or complete assembly, its high quality and extremely reliable products are used in mission critical operations that are essential for the safety of military personnel and civilians.

FORWARD LOOKING STATEMENTS

Certain matters discussed in this press release are ‘forward-looking statements’ intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace, future revenues, earnings and Adjusted EBITDA, the ability to realize firm backlog and projected backlog, cost cutting measures, potential future results and acquisitions, are examples of such forward-looking statements. The forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of projects due to variability in size, scope and duration, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

NON-GAAP FINANCIAL MEASURES

The Company uses Adjusted EBITDA, a Non-GAAP financial measure as defined by the SEC, as a supplemental profitability measure because management finds it useful to understand and evaluate results, excluding the impact of non-cash depreciation and amortization charges, stock based compensation expenses, and nonrecurring expenses and outlays, prior to consideration of the impact of other potential sources and uses of cash, such as working capital items. This calculation may differ in method of calculation from similarly titled measures used by other companies and may be different than the EBITDA calculation used by our lenders for purposes of determining compliance with our financial covenants. This Non-GAAP measure may have limitations when understanding performance as it excludes the financial impact of transactions such as interest expense necessary to conduct the Company’s business and therefore are not intended to be an alternative to financial measure prepared in accordance with GAAP. The Company has not quantitatively reconciled its forward looking Adjusted EBITDA target to the most directly comparable GAAP measure because items such as amortization of stock-based compensation and interest expense, which are specific items that impact these measures, have not yet occurred, are out of the Company’s control, or cannot be predicted. For example, quantification of stock-based compensation is not possible as it requires inputs such as future grants and stock prices which are not currently ascertainable.

Contact

Air Industries Group

Chief Financial Officer

631-328-7039

Anyone wishing to contact us or send a message can also do so by visiting:

www.airindustriesgroup.com/contact-us/

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